As filed with the Securities and Exchange Commission on December 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Benitec Biopharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	3940 Trust Way Hayward, California 94545 (510) 780-0819	84-462-0206
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

Benitec Biopharma Inc. 2020 Equity and Incentive Compensation Plan

(Full title of the plans)

Dr. Jerel Banks

Chief Executive Officer

Benitec Biopharma Inc.

3940 Trust Way

Hayward, California 94545

(510) 780-0819

(Name and address of agent for service)

Copies to:

Ben D. Orlanski, Esq.

Matthew S. O’Loughlin, Esq.

Louis Rambo, Esq.

Proskauer Rose LLP

2029 Century Park East, Suite 2400

Los Angeles, CA 90067-3010

(310) 557-2900

(310) 557-2193 - Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share
Benitec Biopharma Inc. 2020 Equity and Incentive Compensation Plan	1,150,000	$2.86	$3,289,000	$304.90

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement shall also cover any additional shares of the Company’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Company’s common stock, as applicable.

(5)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $2.86 per share, the average of the high and low prices of the Company’s common stock as reported on The Nasdaq Capital Market on December 20, 2021, a date that is within five business days prior to the date on which this Registration Statement is being filed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,150,000 shares of common stock, par value $0.0001 (“Common Stock”) of Benitec Biopharma Inc. (“we,” “us,” or the “Company”). The increase in the number of shares of Common Stock authorized for issuance under the Company’s 2020 Equity and Incentive Compensation Plan (the “Plan”) was approved by the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders held on December 8, 2021. These additional shares of Common Stock are additional securities of the same class of the securities for which the Company filed an original registration statement on Form S-8 (File No. 333-253258) with the Securities and Exchange Commission on February 18, 2021 (the “Original Form S-8”). Pursuant to General Instruction E of Form S-8, the Original Form S-8 is incorporated by reference into and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 20, 2021;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on September 20, 2021, December 13, 2021, and December 21, 2021; and

(d)

the description of the Company’s Common Stock contained in the Company’s Form 8-K12B, filed with the SEC on April  15, 2020, as updated by the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 23, 2020, together with any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Benitec Biopharma Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on April 15, 2020)

4.2	Amendment to Amended and Restated Certificate of Incorporation of Benitec Biopharma Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 21, 2021)

4.3	Amended and Restated Bylaws of Benitec Biopharma Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 15, 2020)

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Proskauer Rose LLP (contained in Exhibit 5.1)

23.2*	Consent of Baker Tilly US, LLP

24.1*	Power of Attorney (contained on signature page)

99.1	Benitec Biopharma Inc. 2020 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 14, 2020)

99.2	First Amendment to the Benitec Biopharma Inc. 2020 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2021)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 23rd day of December, 2021.

BENITEC BIOPHARMA INC.

By:	/s/ Dr. Jerel Banks
Name:	Dr. Jerel Banks
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Jerel Banks and Megan Boston, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Jerel Banks	Chief Executive Officer and Director	December 23, 2021
Dr. Jerel Banks	(Principal Executive Officer)

/s/ Megan Boston	Executive Director, Director	December 23, 2021
Megan Boston	(Principal Accounting and Financial Officer)

/s/ J. Kevin Buchi	Director	December 23, 2021
J. Kevin Buchi

/s/ Peter Francis	Director	December 23, 2021
Peter Francis

/s/ Edward Smith	Director	December 23, 2021
Edward Smith